Exhibit 10.22

NEW ACADEMY HOLDING COMPANY LLC

2011 UNIT INCENTIVE PLAN

NOTICE OF RESTRICTED UNIT AWARD

(2020 AUSTIN GRANT FORM—STD)

Unless otherwise defined herein, terms defined in the New Academy Holding Company LLC 2011 Unit Incentive Plan, as may be amended from time to time (the “Plan”), shall have the same meanings in this Notice of Restricted Unit Award (“Notice of Grant”).

The individual whose name is set forth on the Master Signature Page attached to this Notice of Grant (“Grantee”) has been granted an award of Restricted Units, subject to the terms and conditions of this Notice of Grant, the attached Restricted Unit Agreement (the “Restricted Unit Agreement”), the Plan and the Management Unitholder’s Agreement to be entered into by and among the Company, Allstar Managers LLC, and Grantee (as modified by the Restricted Unit Agreement, the “Management Unitholder’s Agreement”), as follows:

Total Number of Restricted Units:	The number of “Restricted Units” set forth on the Master Signature Page attached to this Notice of Grant

Grant Date:	The “Grant Date” set forth on the Master Signature Page attached to this Notice of Grant

Expiration Date:	The earlier to occur of: (a) the date on which settlement of all vested Restricted Units granted hereunder occurs and (b) the tenth (10th ) anniversary of the Grant Date.

Vesting:

(a)     Settlement of Restricted Units is conditioned on satisfaction of two vesting requirements before the tenth (10th) anniversary of the Grant Date (or earlier termination of Restricted Units pursuant to Section 6 of the Restricted Unit Agreement): (i) a time and service based requirement (the “Time and Service Based Requirement”) and (ii) a liquidity event requirement (the “Liquidity Event Requirement”), each as described in clauses (1) and (2) below:

(1)     Liquidity Event Requirement: The Liquidity Event Requirement will be satisfied on the earliest to occur of: (i) the consummation of an IPO, (ii) the consummation of an acquisition of the Company or one of its affiliates by, or merger of the Company or one of its affiliates with, a publicly traded special purpose acquisition company, which consummation does not thereupon result in a Change of Control (a “SPAC Event”), and (iii) the date of a Change of Control, whether or not due to the consummation of an acquisition of the Company or one of its affiliates by, or merger of the Company or one of its affiliates with, a publicly traded special purpose acquisition company (any of the foregoing (i) and (ii) being an “Initial Vesting Event”).

(2)     Time and Service Based Requirement: Provided that Grantee is in continuous Employment on each applicable vesting date described below, the Time and Service Based Requirement will be satisfied as to the following percentages of the Restricted Units:

A.	Twenty-five percent (25%) on or after the first anniversary of the Grant Date but prior to the second anniversary of the Grant Date, and

B.	Seventy-five percent (75%) on or after the second anniversary of the Grant Date;

provided, that, if Grantee is in continuous Employment on the date of a Change of Control, then the Time and Service Based Requirement will thereupon be satisfied as to one hundred percent (100%) of the Restricted Units.

For purposes of this Notice of Grant, “Employed” or “Employment” means employment by the Company or any of its Affiliates or the performance of services (whether as an employee, consultant, director or member or other service provider) to the Company or any of its Affiliates.

Restricted Units will only vest as set forth in paragraphs (b) and (c) below if both the Time and Service Based Requirement and the Liquidity Event Requirement are satisfied before the Expiration Date (or earlier termination of the Restricted Units pursuant to Section 6 of the Restricted Unit Agreement).

(b)    Restricted Units Vested at Initial Vesting Event.

(1)    If Grantee is in continuous Employment on the date of the Initial Vesting Event, then (i) if the Initial Vesting Event is a Change of Control, all of the Restricted Units shall be vested upon the Change of Control as provided in the proviso of the end of clause (a)(2) above, and (ii) if the Initial Vesting Event is a SPAC Event or an IPO, the Restricted Units shall become vested as of the SPAC Event or IPO based on the vesting schedule set forth in clause (a)(2) above and any then-unvested Restricted Units shall be subject to continued vesting pursuant to clause (c) below, if applicable.

Example 1: Grantee holds 100 Restricted Units granted with a Grant Date of August 26, 2020. A Change of Control occurs on December 2, 2020. On December 2, 2020, Grantee, who has remained in continuous Employment through that date, will vest in all 100 Restricted Units.

Example 2: Grantee holds 100 Restricted Units granted with a Grant Date of August 26, 2020. A SPAC Event occurs on December 2, 2020. Grantee, who has remained in continuous Employment through that date, will vest in 0 Restricted Units on December 2, 2020. The 100 Restricted Units will vest according to the following schedule, subject to

Grantee’s continuous Employment on each vesting date: 25 Restricted Units will vest on August 26, 2021 and 75 Restricted Units will vest on August 26, 2022.

Example 3: Grantee holds 100 Restricted Units granted with a Grant Date of August 26, 2020. A SPAC Event occurs on December 2, 2021. Grantee, who has remained in continuous Employment through that date, will vest in 25 Restricted Units on December 2, 2021. The remaining 75 Restricted Units will vest according to the following schedule, subject to Grantee’s continuous Employment on each vesting date: 75 Restricted Units will vest on August 26, 2022.

Example 4: Grantee holds 100 Restricted Units granted with a Grant Date of August 26, 2020. An IPO occurs on October 12, 2020. Grantee, who has remained in continuous Employment through that date, will vest in 0 Restricted Units on October 12, 2020. The 100 Restricted Units will vest according to the following schedule, subject to Grantee’s continuous Employment on each vesting date: 25 Restricted Units will vest on August 26, 2021 and 75 Restricted Units will vest on August 26, 2022.

Example 5: Grantee holds 100 Restricted Units granted with a Grant Date of August 26, 2020. An IPO occurs on October 12, 2022. Grantee, who has remained in continuous Employment through that date, will vest in 100 Restricted Units on October 12, 2022 (with settlement of such Restricted Units to occur on March 15, 2023 which is March 15th of the calendar year following the calendar year in which the IPO is consummated).

Example 6: Grantee holds 100 Restricted Units granted with a Grant Date of August 26, 2020. An IPO occurs on March 5, 2022. Grantee, who has remained in continuous Employment through that date, will vest in 25 Restricted Units on March 5, 2022 (with settlement of such Restricted Units to occur on September 5, 2022 which is six months after the consummation of the IPO). The remaining 75 Restricted Units will vest according to the following schedule, subject to Grantee’s continuous Employment on each vesting date: 75 Restricted Units will vest on August 26, 2022 (with settlement of such Restricted Units to occur on September 5, 2022 which is six months after the consummation of the IPO).

(2)     If Grantee’s continuous Employment terminates for any reason prior to the date of the Initial Vesting Event, then all Restricted Units, including all Restricted Units that met the Time and Service Based Requirement at the time of Grantee’s termination of Employment, shall be forfeited, and all rights of Grantee to such Restricted Units shall have been terminated, as of the date of Grantee’s termination of Employment.

(c)     Restricted Units Vested after SPAC Event or IPO. If Grantee is in continuous Employment on the date of the SPAC Event or IPO, then with respect to any unvested Restricted Units as of the SPAC Event or IPO, vesting shall continue under the Time and Service Based Requirement as set forth in clause (a)(2) above (each vesting date a “Subsequent Vesting Event”). If Grantee’s Employment is terminated at any time following the SPAC Event or IPO, any then-unvested Restricted Units shall be forfeited, and all rights of Grantee to such then-unvested Restricted Units shall terminate, as of the date of Grantee’s termination of Employment.

See Example 2 above.

(d)     If application of a vesting percentage would cause vesting of a fractional Membership Unit, then such vesting shall be rounded down to the nearest whole Membership Unit and such fractional Membership Unit shall cumulate with any other fractional Membership Units and such fractions shall vest as they aggregate into a whole Membership Unit.

Settlement: Within thirty (30) days following the occurrence of the Initial Vesting Event or any Subsequent Vesting Event as set forth above, Restricted Units that vest as of the Initial Vesting Event or any Subsequent Vesting Event shall be settled; provided, that if the Initial Vesting Event is an IPO, the Restricted Units that vest as of the IPO shall be settled on the earlier to occur of (x) the date that is six (6) months after the consummation of the IPO or (y) March 15th of the calendar year following the calendar year in which the IPO is consummated. Settlement means the issuance of a Membership Unit in respect of each vested Earned Restricted Unit or, in the Committee’s sole discretion, a number of Class B Units of Allstar Managers LLC having an equivalent value to the vested Restricted Units; provided, that following the consummation of an SPAC Event, settlement may be made in the form of common stock of the publicly traded corporate entity resulting from the SPAC Event; provided further, that following the consummation of an IPO, settlement may be made in the form of common stock of the underlying corporate entity experiencing the IPO (within the meaning of the Plan); provided further, that Grantee agrees that the issuance of any Class B Units of Allstar Managers LLC in settlement of Restricted Units may, in the Committee’s sole discretion, be structured as the issuance of Membership Units to Grantee followed by the contribution by Grantee of such Membership Units to Allstar Managers LLC in exchange for Class B Units of Allstar Managers LLC, and Grantee agrees to execute any documents required to effect such contribution. Settlement of vested Restricted Units shall occur whether or not Grantee is Employed at the time of settlement.

Grantee understands that nothing in this Notice of Grant, the Restricted Unit Agreement, the Plan or the Management Unitholder’s Agreement will confer upon Grantee any right to continue in Employment or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to terminate Grantee’s Employment at any time for any reason whatsoever, with or without cause. Grantee also understands that this Notice of Grant is subject to the terms and conditions of the Restricted Unit Agreement, the Plan and the Management Unitholder’s Agreement, each of which are incorporated herein by reference. Grantee has read this Notice of Grant, the Restricted Unit Agreement, the Plan and the Management Unitholders’ Agreement.

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This Notice of Restricted Unit Award by and among the Company, Managers LLC and Grantee (whose name is set forth on the Master Signature Page attached hereto) is dated and executed as of the Grant Date set forth on such Master Signature Page.

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NEW ACADEMY HOLDING COMPANY LLC

RESTRICTED UNIT AGREEMENT UNDER THE

2011 UNIT INCENTIVE PLAN

Terms defined in the New Academy Holding Company LLC 2011 Unit Incentive Plan (the “Plan”) shall have the same meanings in this Restricted Unit Agreement (the “Agreement”).

The individual whose name is set forth on the Master Signature Page attached to this Notice of Grant

(“Grantee”) has been granted an award (the “Award”) of Restricted Units subject to the terms, restrictions and conditions of the Notice of Restricted Unit Award (“Notice of Grant”), this Agreement, the Plan and the Management Unitholder’s Agreement entered into by and among the Company, Allstar Managers

LLC, and you (as modified by this agreement, the “Management Unitholder’s Agreement”).

1.     Conditions to Issuance of Membership Units. The Company shall not be required to record the ownership by Grantee of Membership Units issued upon the settlement of vested Restricted Units prior to fulfillment of all of the following conditions:

(a)     the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary;

(b)     the lapse of such reasonable period of time following the settlement of the vested Restricted Units as may otherwise be required by applicable law; and

(c)     the execution and delivery to the Company, to the extent not so previously executed and delivered, of the Management Unitholder’s Agreement and such other documents and instruments as may be reasonably required by the Committee.

2.     Rights as Unitholder; Member. Grantee shall not be, and shall not have any of the rights or privileges of, unitholders or members of the Company in respect of any Membership Units issuable upon the settlement of vested Restricted Units unless and until a book entry representing such Membership Units has been made on the books and records of the Company and Grantee has been admitted as a member pursuant to the terms of the LLC Agreement; provided, that Grantee shall be deemed to be admitted as a member, retroactive to the date of the settlement of vested Restricted Units, once the criteria contained in Section 1 above have been satisfied.

3.     Tag-Along Rights; Drag-Along Rights. Notwithstanding any provision of the LLC Agreement to the contrary, if an event giving rise to a tag-along right pursuant to Section 4.3 of the LLC Agreement or a drag-along right pursuant to Section 4.4 of the LLC Agreement, in either case, occurs prior to the effective date of a SPAC Event or an IPO, any Restricted Units then-held by Grantee for which the Time and Service Based Requirement (as set forth in clause (a)(2) of the Notice of Grant) has been satisfied shall be subject to such tag-along provisions of Section 4.3 or drag-along provisions of Section 4.4, respectively, of the LLC Agreement except that, to the extent necessary for the Restricted Units to be exempt from Section 409A, payment shall remain subject to the Liquidity Event Requirement (as set forth in clause (a)(1) of the Notice of Grant), such that Grantee shall receive payment of the applicable consideration in respect of such Restricted Units on the applicable date of settlement of such vested Restricted Units in accordance with the terms of the Notice of Grant and this Agreement (in lieu of payment at the time of transfer pursuant to the LLC Agreement). This Section 3 shall terminate and be of no further force and effect upon a Change of Control.

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4.     Adjustment. Restricted Units shall be subject to adjustment as provided in Section 7 of the Plan.

5.     No Transfer. This Award and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

6.     Termination. If Grantee’s Employment (as defined in the Notice of Grant) terminates for any reason, all Restricted Units for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Grantee to such Restricted Units shall immediately terminate. In case of any dispute as to whether such termination has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

7.     Award Subject to Plan and Management Unitholder’s Agreement; Survival of Terms; Conflicts. This Award, and the Membership Units issued to Grantee upon the settlement of vested Restricted Units, shall be subject to all of the terms and provisions of the Plan and the Management Unitholder’s Agreement, to the extent applicable to this Award and such Membership Units, and all such applicable terms are hereby incorporated by reference and made a part hereof, including, without limitation, those provisions contained in Sections 4.1, 5 and 7 of the Management Unitholder’s Agreement. In the event of any conflict between this Agreement and the Management Unitholder’s Agreement, the Management Unitholder’s Agreement shall control. This Award also remains subject to the terms of the Plan, and, in the event of any conflict between specific provisions of the Plan and this Agreement, the Plan shall control. The provisions of this Agreement shall survive the termination of the Award to the extent consistent with, or necessary to carry out, the purposes thereof.

8.     Withholding of Tax. When the Restricted Units are vested and/or settled the total fair market value of the aggregate number of Membership Units issued to Grantee is treated as income subject to withholding by the Company for income and/or employment taxes. The Company shall withhold an amount equal to the tax due at vesting and/or settlement from Grantee’s other compensation or require Grantee to remit to the Company an amount equal to the tax then due. In its sole discretion, the Company may instead withhold a number of Membership Units otherwise issuable to Grantee with a fair market value (determined on the date the Membership Units are issued) equal to the minimum amount the Company is then required to withhold for taxes. Grantee should consult Grantee’s personal tax advisor for more information on the actual and potential tax consequences of this Award.

9.     Administration. The Committee shall have the power to interpret the Plan and this Award, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Grantee, the Company and all other interested persons. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Award; provided, that in no event may the Board or the Committee terminate the Plan or the Award, other than pursuant to Section 8 or 9 of the Plan, or the Management Unitholder’s Agreement, without Grantee’s written consent.

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10.   Notices. Any notice to be given under the terms of this Award to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to Grantee shall be addressed to Grantee at the address set forth in the Company’s books and records. By a notice given pursuant to this Section 10, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Grantee, shall, if Grantee is then deceased, be given to Grantee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 10.

11.   Conformity to Section 409A. It is intended that the Restricted Units either be exempt from or comply with Section 409A, and this Award shall be interpreted accordingly. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 12 in good faith; provided, that none of the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Grantees with respect to this Section 12 to the extent administered in accordance therewith.

12.   No Right of Employment or Service. Nothing contained herein shall confer upon Grantee any right to continue in Employment or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to terminate Grantee’s Employment at any time for any reason whatsoever, with or without cause.

13.   Disputes. Notwithstanding anything in the Plan to the contrary, any dispute with regard to the enforcement of this Award shall be exclusively resolved pursuant to the dispute resolution procedures as set forth in Section 14(h) of the Plan; provided, that any arbitration conducted pursuant to Section 14(h) of the Plan shall be conducted in the State of Texas.

14.   Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

15.   Amendment. Subject to Section 9 of the Plan, this Award may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Award.

16.   Governing Law. This Award shall be governed in all respects by the laws of the State of Delaware, without giving effect to the principal of conflict of laws.

17.   Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Units by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company. In the event that any information regarding the Restricted Units provided to Grantee through the stock plan administrator’s web portal or otherwise conflicts with any of the terms and conditions of this Agreement, the Notice of Grant, the Plan or the Management Unitholder’s Agreement (collectively, the “Restricted Unit Governing Documents”), the Restricted Unit Governing Documents shall control.

18.   Entire Agreement. The Notice of Grant, the Plan and the Management Unitholder’s Agreement are incorporated herein by reference. The Restricted Unit Governing Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof.

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This Restricted Unit Agreement by and among the Company, Managers LLC and Grantee (whose name is set forth on the Master Signature Page attached hereto) is dated and executed as of the Grant Date set forth on such Master Signature Page.

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